Exhibit 99.1

FOR IMMEDIATE RELEASE
---------------------
CONTACT:
Edward J. Lawson, CEO, President and Chairman, 21st Century Holding Company
(954) 308-1257 or (954) 581-9993


                      21st CENTURY HOLDING COMPANY REPORTS
             THIRD QUARTER RESULTS WITH EARNINGS OF $0.29 PER SHARE


      Lauderdale  Lakes,  Florida,  November  10,  2005 - 21st  Century  Holding
Company (Nasdaq: TCHC), today reported results for the quarter ended September 30, 2005 (see attached tables).

      For the three months ended September 30, 2005, the Company reported net income of $1,852,718, or $0.29 per share on 6,384,386 undiluted shares, versus a net loss of $16,946,258 or $2.86 per share on 5,925,952 undiluted shares in the same three-month period last year. On a diluted share basis, the Company reported earnings of $0.28 per share, based on 6,589,257 average diluted shares outstanding for the three month period.

      For the nine months ended September 30, 2005, the Company reported net income of $10,696,539, or $1.73 per share on 6,189,040 undiluted shares versus net loss of $10,347,473 or $1.79 per share on 5,786,803 undiluted shares in the same nine month period last year. On a diluted share basis, the Company reported earnings of $1.64 per share, based on 6,533,575 average diluted shares outstanding for the nine month period.

      Net premiums earned decreased $6.1 million or 22.6% to $20.7 million for the three months ended September 30, 2005, as compared to $26.8 million for the same three-month period last year. Net premium earned increased $6.2 million or 11.2% to $61.4 million for the nine months ended September 30, 2005, as compared to $55.2 million for the same nine month period last year.

      Total revenues decreased $5.4 million or 18.5% to $23.7 million for the three months ended September 30, 2005, as compared to $29.1 million for the same three-month period last year. Total revenues increased $7.7 million or 12.4% to $70.2 million for the nine months ended September 30, 2005, as compared to $62.5 million for the same nine month period last year.

      Edward J. (Ted) Lawson, Chairman, CEO, and President, said, "Had the Company not been hit by two major hurricanes in the third quarter, the Company would have earned approximately $1.00 per share for the quarter. The drop in revenues and net premiums earned recorded in the third quarter of this year versus the third quarter of last year will not be repeated in the fourth quarter. Revenues and net premiums earned are both projected to increase substantially during the current fourth quarter and next year. Company guidance of $4.00 per share in calendar year 2006 reflects those increases.

      The Company will hold an investor conference call at 4:30 PM (ET) today, November 10, 2005. Mr. Lawson and Mr. J. Gordon Jennings III, CFO, will discuss the financial results and review the outlook for the Company. Messrs. Lawson and Jennings invite interested parties to participate in the conference call. Listeners can access the conference call by dialing toll free 888-460-6235, conference ID 2068660. Please call at least five minutes in advance to ensure that you are connected prior to the presentation. A replay of the conference call will be available for 7 days at 800-642-1687.

About the Company
      The Company, through its subsidiaries, underwrites standard and non-standard personal automobile insurance, flood insurance, general liability insurance, mobile home insurance and homeowners' property and casualty insurance in the State of Florida. The Company underwrites general liability coverage as an admitted carrier in the States of Louisiana, Texas and Alabama for more than 300 classes of business, including special events. The Company also operates as an approved (non-admitted) carrier in the States of Georgia and Kentucky offering the same general liability products. In addition, the Company has underwriting authority and processes claims for third party insurance companies. In addition to insurance services, the Company offers premium finance services to its insureds as well as insureds of certain third party insurance companies.

      Safe harbor statements under the Private Securities Litigation Reform Act of 1995: Statements in this press release that are not historical fact are forward-looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed herein. Without limiting the generality of the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "intend," "could," "would," "estimate," or "continue" or the other negative variations thereof or comparable terminology are intended to identify forward-looking statements. The risks and uncertainties include, without limitation, uncertainties related to estimates, assumptions and projections generally; inflation and other changes in economic conditions (including changes in interest rates and financial markets); pricing competition and other initiatives by competitors; ability to obtain regulatory approval for applications to underwrite in an additional jurisdiction or for requested rate changes, and the timing thereof; legislative and regulatory developments; the outcome of litigation pending against the Company and any settlement thereof; risks related to the nature of the Company's business; dependence on investment income and the composition of the Company's investment portfolio; the adequacy of the Company's liability for loss and loss adjustment expense; insurance agents; claims experience; limited experience in the insurance industry; ratings by industry services; catastrophe losses; reliance on key personnel; weather conditions (including the severity and frequency of storms, hurricanes, tornadoes and hail); changes in driving patterns and loss trends; acts of war and terrorist activities; court decisions and trends in litigation, and health care and auto repair costs; and other matters described from time to time by the Company in releases and publications, and in periodic reports and other documents filed with the United States Securities and Exchange Commission. In addition, investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when a reserve is established for a major contingency. Reported results may therefore appear to be volatile in certain accounting periods. #####

                          21st CENTURY HOLDING COMPANY
                Consolidated Statements of Operations (Unaudited)

                                                                       Three Months Ended Sept 30,      Nine Months Ended Sept 30,
                                                                           2005            2004            2005            2004
                                                                       ------------    ------------    ------------    ------------
Revenue:
     Gross premiums written                                            $ 25,355,235    $ 24,301,800    $ 86,815,187    $ 73,929,571
     Gross premiums ceded                                                (7,188,343)      1,535,612     (12,142,786)        975,429
                                                                       ------------    ------------    ------------    ------------

            Net premiums written                                         18,166,892      25,837,412      74,672,401      74,905,000
                                                                       ------------    ------------    ------------    ------------

     Increase (Decrease) in prepaid reinsurance premiums                     72,745         760,823      (5,437,633)     (5,334,921)
     Decrease (Increase) in unearned premiums                             2,462,575         156,954      (7,808,508)    (14,342,263)
                                                                       ------------    ------------    ------------    ------------
            Net change in prepaid reinsurance premiums and                2,535,320         917,777     (13,246,141)    (19,677,184)
                unearned premiums                                      ------------    ------------    ------------    ------------

            Net premiums earned                                          20,702,212      26,755,189      61,426,260      55,227,816
     Finance revenue                                                        807,778         784,584       2,849,989       2,824,568
     Managing general agent fees                                            558,883         501,225       1,811,576       1,488,405
     Net investment income                                                  972,302         839,641       2,776,098       2,141,686
     Net realized investment gains                                               --          80,959         285,033         261,386
     Other income                                                           673,643         148,595       1,078,024         539,300
                                                                       ------------    ------------    ------------    ------------

            Total revenue                                                23,714,818      29,110,193      70,226,980      62,483,161
                                                                       ------------    ------------    ------------    ------------

Expenses:
     Loss and loss adjustment expenses                                   13,806,490      42,292,556      33,025,262      56,385,548
     Operating and underwriting expenses                                  1,136,199       8,424,750       4,925,011      12,341,613
     Salaries and wages                                                   1,600,716       1,623,134       4,759,417       4,391,306
     Interest expense                                                       313,962         186,902       1,123,893         631,824
     Policy acquisition costs, net of amortization                        3,920,679       2,521,738      10,968,721       4,645,906
                                                                       ------------    ------------    ------------    ------------

            Total expenses                                               20,778,046      55,049,080      54,802,304      78,396,197

Income (loss) from cont'd ops before provision (benefit) for
    inc tax exp                                                           2,936,772     (25,938,887)     15,424,676     (15,913,036)
Provision (benefit) for income tax expense                                1,084,054      (9,337,258)      5,762,741      (5,677,392)
                                                                       ------------    ------------    ------------    ------------
            Net income (loss) from continuing operations                  1,852,718     (16,601,629)      9,661,935     (10,235,644)

Discontinued operations:
            Income (loss) from discontinued operations
            (including gain on disposal of $1,630,000 and $0,
            respectively)                                                        --        (540,496)      1,630,000        (173,857)
Provision (benefit) for income tax expense                                       --        (195,867)        595,396         (62,028)
                                                                       ------------    ------------    ------------    ------------
            Income (loss) from discontinued operations                           --        (344,629)      1,034,604        (111,829)
                                                                       ------------    ------------    ------------    ------------
            Net income (loss)                                          $  1,852,718    $(16,946,258)   $ 10,696,539    $(10,347,473)
                                                                       ============    ============    ============    ============
Basic net income (loss) per share from continuing operations           $      0. 29    $      (2.80)   $       1.56    $      (1.77)
                                                                       ------------    ------------    ------------    ------------
Basic net income (loss) per share from discontinued operations         $         --    $      (0.06)   $       0.17    $      (0.02)
                                                                       ------------    ------------    ------------    ------------
Basic net income (loss) per share                                      $       0.29    $      (2.86)   $       1.73    $      (1.79)
                                                                       ============    ============    ============    ============
Fully diluted net income (loss) per share from continuing operations   $       0.28    $      (2.80)   $       1.48    $      (1.77)
                                                                       ------------    ------------    ------------    ------------
Fully diluted net income (loss) per share from discontinued operations $         --    $      (0.06)   $       0.16    $      (0.02)
                                                                       ------------    ------------    ------------    ------------
Fully diluted net income (loss) per share                              $       0.28    $      (2.86)   $       1.64    $      (1.79)
                                                                       ============    ============    ============    ============

Weighted average number of common shares outstanding                      6,384,386       5,925,952       6,189,040       5,786,803
                                                                       ============    ============    ============    ============

Weighted average number of common shares outstanding
     (assuming dilution)                                                  6,589,257       6,279,826       6,533,575       6,248,663
                                                                       ============    ============    ============    ============

Dividends declared per share                                           $       0.08    $       0.08    $       0.24    $       0.24
                                                                       ============    ============    ============    ============

                          21st CENTURY HOLDING COMPANY
                               Balance Sheet Data
                                   (Unaudited)

                                                          Period Ending
                                                    09/30/05         12/31/04
                                                    --------         --------

Total Cash & Investments                           $ 95,251,216     $ 90,509,879
Total Assets                                       $153,824,591     $163,601,372
Unpaid Loss and Loss Adjustment Expense            $ 36,128,129     $ 46,570,679
Total Liabilities                                  $117,402,051     $138,624,637
Total Shareholders' Equity                         $ 36,422,540     $ 24,976,735
Common Stock Outstanding                              6,393,716        6,047,942
Book Value Per Share                               $       5.70     $       4.13


                                                           Premium Breakout
                                                           9 Months Ending

Line of Business                                       09/30/05         09/30/04
----------------                                       --------         --------
Automobile                                                19.0%            21.4%
Homeowners'                                               61.0%            63.8%
General Liability                                         19.6%            13.2%
Mobile Home Owners                                         0.4%             1.6%
                                                         -----            -----
Gross Written Premiums                                   100.0%           100.0%
                                                         =====            =====



                                   Loss Ratios
                                   -----------

                                     3 Months Ending          9 Months Ending
Line of Business                  09/30/05     09/30/04     09/30/05    09/30/04
----------------                  --------     --------     --------    --------
Automobile                           54.9%       108.3%       60.6%        90.3%
Homeowners'                         105.0%       308.0%       66.0%       165.3%
General Liability                     6.8%         9.9%       17.0%        17.7%
All Lines                            66.7%       209.1%       53.8%       115.8%